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SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.       )

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/ /	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
AETRIUM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AETRIUM INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2001

        The Annual Meeting of the Shareholders (the "Annual Meeting") of Aetrium Incorporated, a Minnesota corporation (the "company"), will be held at the company's corporate headquarters at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m. on May 22, 2001, for the following purposes:

  1.
  To elect five (5) persons to serve as directors until the next Annual Meeting or until their respective successors are elected and qualified; and

  2.
  To transact such other business as may properly come before the Annual Meeting.

        The record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof, is the close of business on March 29, 2001.

        You are cordially invited to attend the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please be sure you are represented at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided (which requires no postage if mailed in the United States).

                          By Order of the Board of Directors

                          Douglas L. Hemer
                           Chief Administrative Officer and Secretary

April 6, 2001
North St. Paul, Minnesota

AETRIUM INCORPORATED
2350 Helen Street
North St. Paul, Minnesota 55109
(651) 704-1800

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 22, 2001

INTRODUCTION

        The Annual Meeting of the Shareholders (the "Annual Meeting") of Aetrium Incorporated, a Minnesota corporation (the "company"), will be held at the company's corporate headquarters at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m. on May 22, 2001.

        A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the company's common stock (the "Common Stock"), will be borne by the company. Directors, officers and regular employees of the company may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. The company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

        Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the company's Secretary, by filing a duly executed proxy bearing a later date with the company's Secretary, or by appearing at the Annual Meeting and filing written notice of revocation with the company's Secretary prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the election as directors of the nominees for directors listed in this Proxy Statement. Abstention from any proposal set forth in the Notice of Meeting is treated as a vote against such proposal. Broker non-votes on any such proposals (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT.

        The company expects that this Proxy Statement and the Proxy Card will be first mailed to shareholders on or about April 6, 2001.

OUTSTANDING SHARES

        Only record holders of the company's Common Stock at the close of business on March 29, 2001 will be entitled to vote at the Annual Meeting. On March 29, 2001, the company had 9,474,566 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares (4,737,284) entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter. Holders of shares of Common Stock are not entitled to cumulate voting rights.

ELECTION OF DIRECTORS

Nomination

        The company's Bylaws provide that the number of directors to constitute the Board of Directors (the "Board") will be at least one or such other number as may be determined by the Board or the company's shareholders. At the 2000 Annual Meeting of the Shareholders of the company, six directors were elected. By resolution of the Board adopted at a meeting held on February 20, 2001, the Board resolved to nominate five of those six persons to stand for election at the 2001 Annual Meeting. Terrance Nagel, a director since June 1996, resigned his position effective February 19, 2001. Directors elected at the 2001 Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

        All of the nominees are currently members of the Board and have consented to serve as a director, if elected. The election of each director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of the company's outstanding shares is represented either in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy card. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

        The following table sets forth certain information as of March 5, 2001 which has been furnished to the company by the persons who have been nominated by the Board to serve as directors for the ensuing year.

Nominees for Election	Age	Principal Occupation	Director Since
Joseph C. Levesque	56	The company's Chairman of the Board, President and Chief Executive Officer	1986
Darnell L. Boehm	52	Principal of Darnell L. Boehm & Associates	1986
Terrence W. Glarner	57	President of West Concord Ventures, Inc.	1990
Andrew J. Greenshields	63	President of Pathfinder Venture Capital Funds	1986
Douglas L. Hemer	54	The company's Chief Administrative Officer and Secretary	1986

Other Information About Nominees

        Joseph C. Levesque has served as the company's President, Chief Executive Officer and Chairman of the Board of Directors since 1986. From 1973 to 1986, Mr. Levesque served in various capacities and most recently as Executive Vice President of Micro Component Technology, Inc., a manufacturer of integrated circuit testers and test handlers.

        Darnell L. Boehm served as the company's Chief Financial Officer and Secretary from 1986 until May, 2000, and has served as a director of the company since 1986. From December 1994 until July 1995, Mr. Boehm had also assumed executive management responsibilities for the company's Poway operations. Mr. Boehm is currently the principal of Darnell L. Boehm & Associates, a management consulting firm. Mr. Boehm is also a director of each of Rochester Medical Corporation and Alpnet, Inc., publicly-held companies, and Versa Companies, a privately-held company. Mr. Boehm serves on the audit and compensation committees of Rochester Medical Corporation and Versa Companies, and serves on the audit committee of Alpnet, Inc.

        Terrence W. Glarner has served as a director of the company since March 1990. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc. and has been a consultant to North Star Ventures, Inc. ("North Star"), and Norwest Venture Capital. From 1988 to February 1993, Mr. Glarner was President of North Star and North Star Ventures II, Inc. ("North Star II"), an affiliate of North Star. Mr. Glarner is also a director of CIMA Labs, Inc., FSI International, Inc., Datakey, Inc., NVE Corporation and SpectraScience, Inc., all of which are publicly-held companies. Mr. Glarner also serves on the compensation committee of each of these five companies.

        Andrew J. Greenshields served as a director of the company from July 1984 to October 1985 and has served continuously as a director since October 1986. Mr. Greenshields has been President of Pathfinder Venture Capital Funds ("Pathfinder"), an investment company, since September 1980. Mr. Greenshields is also a partner of Pathfinder Partners III, the general partner of Pathfinder Venture Capital Fund III ("Pathfinder III"), a Minnesota limited partnership. Pathfinder is also the management company for Pathfinder III. Mr. Greenshields also has been a general partner of Spell Capital Partners since November 1997. Mr. Greenshields is also a director and member of the audit and compensation committees of CNS, Inc., a publicly-held company, and a director of Alkota Inc. and UbiQ Inc., privately-held companies.

        Douglas L. Hemer has served as a director of the company since 1986, and has served as the company's Secretary since May 2000 and as the company's Chief Administrative Officer since March 2001. He served as the company's Group Vice President from August 1998 to March 2001, as the President of the company's Poway, CA operations from February 1997 to August 1998 and as the company's Chief Administrative Officer from May 1996 until February 1997. Mr. Hemer was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP for more than 15 years before joining the company. Mr. Hemer is also a director of Versa Companies, a privately-held company, and serves on its compensation committee.

Additional Information About the Board and Its Committees

        The business and affairs of the company are managed by the Board, which met or took action in writing four times during the fiscal year ended December 31, 2000. The Board established and maintains an Audit Committee and a Compensation Committee.

        The function of the Audit Committee is to review the company's financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the company's financial controls, and confer with the company's outside auditors. The Audit Committee met three times during the fiscal year ended December 31, 2000. Mr. Glarner and Mr. Greenshields are the current members of the Audit Committee and Mr. Nagel resigned his position on the Audit Committee effective as of February 19, 2001.

        The responsibilities of the Compensation Committee include approving the compensation for those officers who are also directors of the company and setting the terms of and grants of awards under the company's 1993 Stock Incentive Plan (the "1993 Plan"). The Compensation Committee met or took action in writing three times during the fiscal year ended December 31, 2000. Mr. Glarner and Mr. Greenshields are the current members of the Compensation Committee and Mr. Nagel resigned his position on the Compensation Committee effective as of February 19, 2001.

        All of the directors of the company attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

Compensation of Directors

        Directors' Fees.  Directors of the company receive no cash compensation for their services as members of the Board, although their out-of-pocket expenses incurred on behalf of the company are reimbursed.

        Option Grants.  All of the company's directors are eligible for grants of options under the 1993 Plan. As disclosed in the Executive Compensation and Other Benefits section below, during fiscal year 2000 and pursuant to the 1993 Plan, the company granted to Mr. Levesque and Mr. Hemer options to purchase 35,000 and 50,000 shares of Common Stock respectively, each at an exercise price of $5.69, the fair market value of the Common Stock on the date of grant. The options granted to Mr. Levesque and Mr. Hemer vest in equal monthly increments over 48 months beginning August 27, 2000. The options granted to Mr. Levesque and Mr. Hemer expire on August 27, 2005. In May 2000, the company's Board granted to Mr. Boehm, as a non-employee director, options to purchase 30,000 shares of Common Stock at an exercise price of $5.97, the fair market value of the Common Stock on the date of the grant. The options granted to Mr. Boehm vest in four equal annual amounts beginning May 23, 2001, and expire May 23, 2005. Without altering the exercise price, the company also extended the expiration date to December 6, 2001 on options outstanding to Mr. Greenshields, Mr. Glarner and Mr. Hemer to purchase 30,000, 30,000 and 52,000 shares of Common Stock respectively from the originally scheduled expiration date of March 27, 2001. The exercise price under such options outstanding to Mr. Greenshields and Mr. Glarner is $18.8125 and the exercise price under such options outstanding to Mr. Hemer is $10.25, each respectively the fair market value of the Common Stock on the date of the grant. Although the Board is not obligated to do so, it currently anticipates that it will grant non-statutory stock options to purchase 30,000 shares of Common Stock to non-employee directors upon their initial election to the Board at an exercise price equal to the fair market value of the Common Stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding the beneficial ownership of the Common Stock of the company as of March 5, 2001, unless otherwise noted, by (a) each shareholder who is known by the company to own beneficially more than 5% of the outstanding Common Stock, (b) each director, nominee and executive officer named in the Summary Compensation Table (set forth below), and (c) all executive officers and directors of the company as a group. The address for all executive officers and directors of the company is 2350 Helen Street, North St. Paul, Minnesota 55109.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Amount		Percent of Class(2)
Joseph C. Levesque	274,116	(3)	2.8%
Douglas L. Hemer	94,113	(4)	1.0%
Keith E. Williams	208,462	(5)	2.2%
Daniel M. Koch	61,968	(6)	*
Darnell L. Boehm	8,900		*
Terrence W. Glarner	62,830	(7)	*
Andrew J. Greenshields	50,000	(8)	*
Dimensional Fund Advisors Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	559,150	(9)	5.9%
Woodland Partners LLC 60 South Sixth Street Suite 3750 Minneapolis, MN 55402	603,300	(10)	6.4%
Executive officers and directors as a group (9 persons)	820,164	(11)	8.3%

*
Less than 1%.

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of March 5, 2001 are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)
Based on 9,474,566 shares of Common Stock outstanding as of March 5, 2001.

(3)
Includes options to purchase 175,938 shares of Common Stock exercisable within 60 days.

(4)
Includes options to purchase 77,500 shares of Common Stock exercisable within 60 days.

(5)
Includes options to purchase 61,042 shares of Common Stock exercisable within 60 days, and 41,130 shares of Common Stock held on behalf of Mr. William's daughter under the Uniform Gift to Minors Act over which Mr. Williams has sole voting and dispositive power as custodian.

(6)
Includes options to purchase 28,021 shares of Common Stock exercisable within 60 days.

(7)
Includes options to purchase 45,000 shares of Common Stock exercisable within 60 days.

(8)
Includes options to purchase 45,000 shares of Common Stock exercisable within 60 days.

(9)
Based solely on a Schedule 13G dated February 2, 2001, includes 559,150 shares of Common Stock held of record by Dimensional Fund Advisors Inc. ("Dimensional"), for which Dimensional has sole dispositive and voting power.

(10)
Based solely on a Schedule 13G dated February 13, 2001, includes 603,300 shares of Common Stock held of record by Woodland Partners LLC ("Woodland"), for which Woodland has sole dispositive power, comprised of 508,300 shares over which Woodland has sole voting power and 95,000 shares over which Woodland has shared voting power.

(11)
Includes options to purchase 463,300 shares of Common Stock exercisable within 60 days.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the company's Chief Executive Officer and the four other most highly compensated executive officers of the company whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2000. Those executive officers named in the chart below are referred to in this Proxy Statement as the "named executive officers".

Summary Compensation Table

Long-Term Compensation
Annual Compensation
				Securities Underlying Options(#)		All Other Compensation($)(2)
Name and Principal Position	Year	Salary($)	Bonus($)(1)
Joseph C. Levesque President and Chief Executive Officer	2000 1999 1998	$195,450 174,314 192,908	$29,400 38,190 40,911	35,000 — 15,000		$3,028 2,051 5,000
Douglas L. Hemer Chief Administrative Officer and Secretary	2000 1999 1998	$154,953 145,439 149,237	$20,050 31,841 17,536	50,000 — 25,000		$2,823 1,912 4,736
Keith E. Williams President— Dallas Operations	2000 1999 1998	$126,898 108,623 90,416	$19,277 0 0	70,000 20,000 60,000		$2,444 1,329 2,204
Daniel M. Koch Vice President— Worldwide Sales	2000 1999 1998	$137,115 121,654 127,177	$24,653 21,444 21,914	40,000 20,000 7,500		$2,775 1,791 4,252
Stephen P. Weisbrod(3) Vice President— Corporate Technology	2000 1999 1998	$141,539 131,269 114,423	$21,360 28,814 27,338	— — 160,000	(4)	$2,775 1,593 22,615

(1)
Cash bonuses and sales commissions for services rendered have been included as compensation for the year earned, even though a portion of such bonuses and sales commissions were actually paid in the following year. Such bonuses and sales commissions were payable pursuant to each executive's individual bonus arrangement, which is based upon the achievement of certain individual and company goals.

(2)
Represents amounts of matching contributions made by the company to the named executive officers' respective 401(k) accounts, except for Mr. Weisbrod's 1998 amount which also includes a $20,000 signing bonus for joining the company.

(3)
Mr. Weisbrod joined the company on a full-time basis in March 1998 and left the company effective March 2, 2001.

(4)
150,000 of the options received in 1998 by Mr. Weisbrod represent 75,000 options originally granted to Mr. Weisbrod in early 1998 and 75,000 options subsequently issued to Mr. Weisbrod to replace such original option grant.

Option Grants

        The following table summarizes option grants during fiscal year 2000 to the named executive officers and the potential realizable value of such options.

Option Grants in Fiscal Year 2000

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		% of Total Options Granted to Employees in Fiscal Year 2000
	Number of Securities Underlying Options Granted (#)(1)
			Exercise or Base Price ($/Share)
				Expiration Date
Name					5% ($)	10% ($)
Joseph C. Levesque	35,000	9.8%	$5.69	07/27/05	$55,021	$121,583
Douglas L. Hemer	50,000	14.0%	$5.69	07/27/05	$78,602	$173,690
Keith E. Williams	70,000	19.6%	$5.69	07/27/05	$110,043	$243,166
Daniel M. Koch	40,000	11.2%	$5.69	07/27/05	$62,882	$138,952
Stephen P. Weisbrod	—	—	—	—	—	—

(1)
The above options were granted under the 1993 Plan and vest in 1/48th increments each month beginning the month after the date of grant. The 1993 Plan provides that, in the event of a "change in control" of the company, then, if approved by the Compensation Committee, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the company or any subsidiary of the company. For purposes of the 1993 Plan, a "change in control" of the company will be deemed to have occurred upon (i) a sale or other transfer of substantially all of the assets of the company to an entity that is not controlled by the company, (ii) a merger or consolidation to which the company is a party if, after such merger or consolidation, the company's shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation's outstanding voting securities, (iii) any person becoming the beneficial owner of 40% or more of the combined voting power of the company's outstanding securities, or (iv) a change in the composition of the Board such that the individuals constituting the Board on the effective date of the 1993 Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board). The payment of an option exercise price may be made either in cash or, subject to the discretion of the Compensation Committee, in shares of the company's Common Stock.

(2)
These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the company's Common Stock, overall market conditions and the executive's continued involvement with the company. The amounts represented in this table will not necessarily be achieved.

Option Exercises

        None of the named executive officers exercised any options during fiscal year 2000. The following table summarizes the number and value of options held by the named executive officers as of December 31, 2000.

Aggregated Option Exercises in Fiscal Year 2000 and 2000 Year-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2000(#)		Value of Unexercised In-The-Money Options at December 31, 2000($)(1)(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph C. Levesque	171,771	38,229	—	—
Douglas L. Hemer	71,250	56,250	—	—
Keith E. Williams	52,710	97,290	—	—
Daniel M. Koch	22,397	52,603	—	—
Stephen P. Weisbrod	40,417	44,583	—	—

(1)
Based on the December 31, 2000 closing price of the Common Stock of $2.75.

(2)
The "Value of Unexercised Options" amounts are calculated based on the difference between the market value of the Common Stock on December 31, 2000 and the exercise price. The exercise price of options may be paid in cash or, in the discretion of the Compensation Committee, in shares of the company's Common Stock valued at fair market value on the day prior to the date of exercise. In addition, at the discretion of the Compensation Committee, the exercise price of options granted may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

Employment and Severance Agreements

        Effective as of April 1, 1986, the company and Joseph C. Levesque, the company's President and Chief Executive Officer, entered into an employment agreement. This employment agreement provides that the company will review Mr. Levesque's performance and compensation package on an annual basis and make such adjustments to his compensation package as it deems appropriate. The employment agreement provides that Mr. Levesque may voluntarily terminate his employment with three months' written notice to the company. The employment agreement also provides that if Mr. Levesque's employment is involuntarily terminated (including by reason of death or disability, but excluding for cause), the company will pay Mr. Levesque six months' salary as severance pay. Any severance pay provided to Mr. Levesque pursuant to the terms of this employment agreement will be made according to the company's standard payroll practices and policies.

        Effective as of April 1, 1998, the company and Keith E. Williams, the company's President of its Dallas operations, entered into an employment agreement providing for a minimum period of employment of three years ending March 31, 2001.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors approves the compensation for executive officers who are also directors of the company and acts on such other matters relating to their compensation as it deems appropriate. During fiscal year 2000, Mr. Levesque, the company's Chairman of the Board, President and Chief Executive Officer, Mr. Boehm, the company's Chief Financial Officer and Secretary, until he resigned such positions in May 2000, and Mr. Hemer, the company's Chief Administrative Officer and Secretary, were the only executive officers who were also directors of the company. Until February 19, 2001, the Compensation Committee consisted of three non-employee directors. The Committee meets at least once per year and met or took written action three times during fiscal year 2000. The current members of the Compensation Committee are Mr. Glarner and Mr. Greenshields. Mr. Nagel resigned his position on the Compensation Committee in February 2001. Mr. Levesque, as the company's President and Chief Executive Officer, establishes the compensation of all executive officers who are not also directors of the company. The Compensation Committee also administers, with respect to all eligible recipients, the company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

        Compensation Philosophy and Objectives.  The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the company and the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of the company's executive compensation program are to:

  •
  Reward the achievement of desired company and individual performance goals;

  •
  Provide compensation that enables the company to attract and retain key executives; and

  •
  Provide compensation opportunities that are linked to the performance of the company and that directly link the interests of executives with the interests of shareholders.

        The company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including company performance, both separately and in relation to other companies competing in the company's markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the company, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term company performance and individual performance.

        Executive Compensation Program Components.  The company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

        Base Salary.  Base salary levels of executives, including the Chief Executive Officer, are determined by the potential impact of the individual on the company and the company's performance, the skills and experience required by the position, the individual performance and potential of the executive, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. Base salaries for executives are generally evaluated and adjusted annually. The Compensation Committee or Mr. Levesque, as appropriate, has the discretionary authority to adjust such base level salaries based on the actual and projected performance of the company, including factors related to revenue and profitability. In the fourth quarter of fiscal year 1999, in connection with an evaluation of executive salaries, the Compensation Committee and Mr. Levesque considered a survey of base salaries for executive officers in comparable positions within comparable companies and the company's performance. The Compensation Committee or Mr. Levesque, as appropriate, then established the base level salaries for each executive officer. Consistent with the company's philosophy of keeping executive salaries at reduced levels during periods of operating losses, base salary adjustments in the fourth quarter of fiscal year 1999 were implemented at amounts which were 5 to 25% below the newly-established potential base salary of each individual. The executive officers' base salaries were kept at these reduced levels during the first three quarters of fiscal year 2000. Effective October 1, 2000, the effective base salaries were restored based upon the company achieving profitability late in the year and adjusted.

        Bonuses.  The company may also pay bonuses to executive officers, including the Chief Executive Officer, as part of its executive compensation program. In fiscal years 1998 and 1999, the executive compensation program provided that executives could earn quarterly cash bonuses based upon the achievement of certain company financial objectives and meeting individual performance goals with the maximum potential bonuses to be awarded in any fiscal year ranging from thirty percent (30%) of base salary to fifty percent (50%) of base salary for executive officers, including the Chief Executive Officer. For fiscal year 2000, the bonus program was modified to provide that executives could earn quarterly bonuses for meeting individual performance goals with a maximum potential bonus of 15% of base salary compensation during the year for each executive, including the Chief Executive Officer. In addition, the program provided for potential profit sharing bonuses to executives on a quarterly basis if the company achieved specified profitability levels. In fiscal year 2000, bonuses were awarded to executive officers based upon the achievement of such individual's personal goals, which in turn support the achievement of corporate goals. The bonuses ranged from approximately thirteen percent (13%) to fifteen percent (15%) of the base salaries of the executive officers, with the exception of one officer whose bonus was approximately eighteen percent (18%) of his base salary, resulting from his transition to the new program part way through the year. The Chief Executive Officer was awarded bonuses in fiscal year 2000 totaling approximately fifteen percent (15%) of his base salary as the result of the initiation and completion of certain operating goals, including consolidation of operations and expense control. No profit sharing bonuses were paid in fiscal year 2000 as profitability did not meet minimum thresholds in any quarterly period.

        Long-Term Incentive Compensation.  Stock options are used to enable key executives to participate in a meaningful way in the success of the company and to link their interests directly with those of the shareholders. The number of stock options granted to executives, including the Chief Executive Officer, is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the company's industry, the number of options previously granted and individual and company performance during the year. For further detail regarding the options granted to named executive officers, reference the section regarding Option Grants contained in this Proxy Statement.

        Section 162(m).  The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly-held companies. The company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Compensation Committee
Terrence W. Glarner Andrew J. Greenshields

Audit Committee Report

        Notwithstanding anything to the contrary set forth in any of the company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

        The Audit Committee currently consists of the following members of the company's Board of Directors: Terrence W. Glarner and Andrew J. Greenshields. For the fiscal year 2000 and until his resignation from the Board of Directors effective February 19, 2001 Terrance J. Nagel was also a member of the Audit Committee. Each member of the Audit Committee is, and throughout the term of his membership Mr. Nagel was, independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board which is included in this Proxy Statement as Appendix A.

        The primary function of the Audit Committee is to provide advice with respect to the company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the company's financial reporting process and internal control system;

  •
  Review and appraise the audit efforts of the company's independent accountants and internal audit personnel;

  •
  Evaluate the company's quarterly financial performance as well as its compliance with laws and regulations;

  •
  Oversee management's establishment and enforcement of financial policies and business practices; and

  •
  Provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit personnel and the Board of Directors.

Audit Fees and All Other Fees

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the company's annual financial statements for fiscal year 2000 and the review of the financial statements included in the company's Quarterly Reports on Form 10-Q for fiscal year 2000 were approximately $81,200. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for income tax preparation and consulting were approximately $58,200. No professional services were rendered or fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation during fiscal year 2000. Other than as set forth above, no other professional services were rendered or fees billed by PricewaterhouseCoopers LLP during fiscal year 2000.

Review of the company's Audited Financial Statements for the Fiscal Year ended December 31, 2000

        The Audit Committee has reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2000 with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

Audit Committee
Terrence W. Glarner Andrew J. Greenshields

Stock Performance Graph

        In accordance with the rules of the SEC, the following performance graph compares for the five-year period ending on December 31, 2000, the yearly cumulative total shareholder return on the company's Common Stock on the Nasdaq National Market with the yearly cumulative total return over the same period with the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Market Index") and a Media General Industry Group 834 Index for semiconductor equipment (the "Media Index"). Media General Financial Services prepared the data points and the performance graph. The comparison assumes a $100 investment in the company's Common Stock, the Nasdaq Stock Market (U.S. Companies) Index, and the Media Index, with reinvestment of all dividends.

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
Aetrium Incorporated	100.00	66.25	90.00	55.00	32.97	13.75
Media Index	100.00	93.31	118.46	133.16	365.42	224.42
Nasdaq Market Index	100.00	124.27	152.00	214.39	378.12	237.66

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The company purchases machined parts from two partnerships controlled by WEB Technology Inc. ("WEB"). One of the partnerships, which is owned 77% by WEB, supplied the company with approximately $252,000 of machined parts in fiscal year 2000. The other partnership, which is owned 76.9% by WEB, and 2.6% by Keith E. Williams, President of the company's Dallas operations, supplied the company with approximately $406,000 of machined parts in fiscal year 2000. In addition to Mr. William's direct ownership in the second partnership, Mr. Williams owns an 11.8% interest in WEB.

        The company leased its Grand Prairie, Texas facility from Damavand Ltd., a Texas partnership, at a cost of $146,300 in fiscal year 2000. Farid J. Sabounchi, President of the company's Grand Prairie operations until January 2000, is the controlling equity holder of this partnership, and is President of Octavo Enterprises, Inc., its general partner. The company closed its Grand Prairie, Texas facility in March 2000, and is currently attempting to sublease the property at this facility for the remaining two years of the lease.

        The company believes that the above transactions between the company and its officers and affiliates have been on terms no less favorable than could have been obtained from unaffiliated third parties. Any future transactions with officers, directors or 5% beneficial shareholders of the company's Common Stock will be on terms no less favorable to the company than could be obtained from unaffiliated third parties.

SELECTION OF AUDITORS

        The company does not intend to request that the shareholders approve the selection of PricewaterhouseCoopers LLP, independent public accountants, for fiscal year 2001. The company has requested and expects, however, one or more representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such reports furnished to the company and written representations, the company believes that for the year ended December 31, 2000, none of its directors, officers or beneficial owners of greater than 10% of the company's Common Stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        Shareholder proposals intended to be presented in the company's proxy materials relating to the next Annual Meeting of the company must be received by the company at its principal executive offices on or before November 30, 2001, and must satisfy the requirements of the proxy rules promulgated by the SEC.

        A shareholder who wishes to make a proposal at the next Annual Meeting of the company without including the proposal in the company's proxy materials must notify the company by February 15, 2002. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxy card solicited by the company for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

        The company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF MARCH 29, 2001, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: AETRIUM INCORPORATED, 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA 55109; ATTN.: SHAREHOLDER INFORMATION.

By Order of the Board of Directors
Joseph C. Levesque Chairman of the Board, President and Chief Executive Officer
Dated: April 6, 2001 North St. Paul, Minnesota

APPENDIX A

AETRIUM INCORPORATED

AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

The membership of the Audit Committee will consist of at least three members of the Board of Directors, who will serve at the pleasure of the Board of Directors. Each member of the Audit Committee must qualify as independent under applicable Nasdaq rules and regulations, and must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

In meeting its responsibilities, the Audit Committee will:

•
Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

•
Meet with the financial management of the company, and as appropriate the independent auditors, to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•
Review with the independent auditors and the company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•
Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•
Review legal and regulatory matters that may have a material impact on the company's financial statements, related company compliance policies, and programs and reports received from regulators.

•
Review the audited financial statements with management and the independent auditors. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any changes in accounting principles. Recommend to the Board of Directors as to whether the audited financial statements be included in the annual report to shareholders on Form 10K for filing with the Securities and Exchange Commission.

•
Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit. Discuss with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented. Discuss with the independent auditors their independence, and receive from the independent auditors the written disclosures and letter required by the Independence Standards Board Standard No. 1, as modified or supplemented.

A-1

•
Prepare a report, for inclusion in the company's proxy statements relating to shareholder meetings at which directors are to be elected, that describes the Audit Committee's composition and responsibilities, and how they were discharged. Such report will state whether:

  •
  The Audit Committee has reviewed and discussed the audited financial statements with management;
  •
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented;
  •
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with the independent auditors the auditors' independence; and
  •
  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's annual report on Form 10K for filing with the Securities and Exchange Commission.
•
Review accounting and financial human resources and succession planning within the company.

•
Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•
Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

A-2

APPENDIX B

FORM OF PROXY CARD

AETRIUM INCORPORATED

This Proxy is solicited by the Board of Directors

        The undersigned hereby appoints JOSEPH C. LEVESQUE and DOUGLAS L. HEMER, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Aetrium Incorporated held of record by the undersigned on March 29, 2001, at the Annual Meeting of Shareholders to be held on May 22, 2001, or any adjournment thereof.

1.
ELECTION OF DIRECTORS.
/ / FOR all nominees listed below (except as marked to the contrary below)	/ / AGAINST all nominees listed below
(INSTRUCTION: To vote against any individual nominee named below, strike a line through such nominee's name)
JOSEPH C. LEVESQUE DARNELL L. BOEHM TERRENCE W. GLARNER	ANDREW J. GREENSHIELDS DOUGLAS L. HEMER
2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B-1

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:             , 2001

Signature
Signature if held jointly

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

B-2

QuickLinks

AETRIUM INCORPORATED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 22, 2001
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS May 22, 2001
INTRODUCTION
OUTSTANDING SHARES
ELECTION OF DIRECTORS
Nomination
Information About Nominees
Other Information About Nominees
Additional Information About the Board and Its Committees
Compensation of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER BENEFITS
Summary of Cash and Certain Other Compensation
Summary Compensation Table
Option Grants
Option Grants in Fiscal Year 2000
Option Exercises
Aggregated Option Exercises in Fiscal Year 2000 and 2000 Year-End Option Values
Employment and Severance Agreements
Compensation Committee Report on Executive Compensation
Audit Committee Report
Stock Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SELECTION OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER BUSINESS
MISCELLANEOUS
APPENDIX A AETRIUM INCORPORATED AUDIT COMMITTEE CHARTER
APPENDIX B FORM OF PROXY CARD